Exhibit 23.3
Consent of Mannon Associates, Inc.
The Board of Directors
Delta Petroleum Corporation
We hereby consent to the use of our name and the information regarding our review of the reserve estimates of Delta Petroleum Corporation contained in its Annual Report on Form 10-K for year ended December 31, 2007, and to the incorporation by reference thereof in the registration statements (Nos. 333-142180, 333-141303, 333-131854, 333-131425, and 333-129071) on Form S-3; (Nos. 333-141247, 333-137361, 333-127654, 333-108866, 333-103585, and 333-73324) on Form S-8 of Delta Petroleum Corporation.

/s/ Robert W. Mannon
Robert W. Mannon
President Mannon Associates, Inc.

Santa Barbara, California
February 26, 2008